As filed with the Securities and Exchange Commission on August 15, 2000


                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                            1934 (AMENDMENT NO. )

       Filed by the Registrants /X/
       Filed by a Party other than the Registrant / /
       Check the appropriate box:
       / / Preliminary Proxy Statement
       // Definitive Proxy Statement
       /X/ Definitive Additional Materials
       / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Merrill Lynch Balanced Capital Fund, Inc.

                P.O. Box 9011 Princeton, New Jersey 08543-9011
                ----------------------------------------------
             (Name of Registrants as Specified In Their Charters)
                                 SAME AS ABOVE
             ----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X / No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1)  Title of each class of securities to which transaction applies:
     --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
     --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------

     (3)  Filing Party:
     ---------------------------------------------------------------------

     (4)  Date Filed:







                     Merrill Lynch Convertible Fund, Inc.
                        Special Meeting of Stockholders
                              September 13, 2000

Dear Stockholder:

     On September 13, 2000, Merrill Lynch Convertible Fund, Inc. ("Convertible Fund") will hold a Special Stockholders' Meeting (the "Meeting") to consider the reorganization of Convertible Fund with Merrill Lynch Balanced Capital Fund, Inc. ("Balanced Capital Fund"). Enclosed is a joint proxy statement and prospectus which provides information about the proposal and about Balanced Capital Fund and Convertible Fund. A Question and Answer sheet addressing frequently asked questions is also enclosed.

     You are being asked to approve an Agreement and Plan of Reorganization between Convertible Fund and Balanced Capital Fund pursuant to which substantially all of Convertible Fund's assets and liabilities will be transferred to Balanced Capital Fund in exchange for shares of Balanced Capital Fund. Convertible Fund will distribute these shares to its stockholders based on the aggregate net asset value of each Fund's shares.

     Please review the enclosed materials carefully before casting your vote. Convertible Fund's Board of Directors has reviewed the proposal and recommends that you vote FOR the proposal.

     Your vote is important. Please take a moment now to sign, date, and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. You may also vote your shares by telephone by calling 1-800-690-6903 or on the web at http://www.proxyvote.com by following the instructions that appear.

                                          Sincerely,

                                          Ira P. Shapiro
                                          Secretary
                                          Merrill Lynch Convertible Fund, Inc.
Enclosure



Q.   Why am I receiving this proxy?

A. As a stockholder of Convertible Fund you are being asked to consider a transaction in which Balanced Capital Fund will acquire substantially all of the assets and assume substantially all of the liabilities of Convertible Fund This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of Convertible Fund's stockholders.

Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A. Balanced Capital Fund will be the Surviving Fund. Convertible Fund will be the Acquired Fund.

Q.   Will the Reorganization change my privileges as a stockholder?

     Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. You will receive the same class of shares in Balanced Capital Fund as you now hold in Convertible Fund. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.   How will the Reorganization benefit stockholders?

A.   Stockholders should consider the following:

     o After the Reorganization, Convertible Fund's stockholders will be invested in a fund with an increased level of net assets with substantially similar investment objective and policies:

     o After the Reorganization, holders of common stock in the Surviving Fund are expected to experience

          o    greater efficiency and flexibility in portfolio management
          o    a more liquid market for shares of common stock
          o a lower aggregate operating expense ratio (the ratio of operating expenses to total fund assets) than Convertible Fund prior to the Reorganization

Q.   Will the Reorganization affect the value of my investment?

A.   The value of your investment will not change.

Q. As an owner of shares of common stock of Convertible Fund, will I own the same number of shares of common stock of Balanced Capital Fund after the Reorganization as I currently own?

A. No. You will receive shares of common stock of Balanced Capital Fund with the same aggregate net asset value as the shares of common stock of Convertible Fund you own on the business day prior to the closing date of the Reorganization (the "Effective Date"). The number of shares you receive will depend on the relative net asset value of the shares of common stock of each Fund on that date. For example, let us assume that you own 10 shares of common stock of Convertible Fund. If the net asset value of that Fund's common stock on the Effective Date is $6 per share, and the net asset value of the common stock of Balanced Capital Fund on the Effective Date is $12 per share, you will receive 5 shares of common stock of Balanced Capital Fund in the Reorganization. The aggregate net asset value of your investment will not change. (10 Convertible Fund shares x $6 = $60; 5 Balanced Capital Fund shares x $12 = $60).

Q.   Should I send in my stock certificates now?

A. No. After the Reorganization is completed, we will send holders of common stock of Convertible Fund written instructions for exchanging their stock certificates.

Q.   What are the tax consequences for stockholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of common stock.

Q.   Who will manage the Surviving Fund after the Reorganization?

A. Merrill Lynch Investment Managers, L.P. serves as the investment adviser for Balanced Capital Fund and the manager for Convertible Fund and will be the investment adviser of the Surviving Fund after the Reorganization. The portfolio of Balanced Capital Fund is managed by Kurt Schansinger. After the Reorganization, the portfolio of the Surviving Fund will be managed by Kurt Schansinger. Mr. Schansinger has managed the portfolio of Balanced Capital Fund since 1997. The portfolio of Convertible Fund is managed by Daniel A. Luchansky.

Q.   What will the name of the Surviving Fund be after the Reorganization?

A. If the Reorganization is approved by Convertible Fund stockholders, the Surviving Fund's name will be Merrill Lynch Balanced Capital Fund, Inc.

Q.   Will there be a Stockholders' Meeting?

A. Yes, a Stockholders' Meeting for Convertible Fund will be held on September 13, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at the time specified below.

              Fund                                   Time
         ----------------                          ---------
         Convertible Fund                          9:00 a.m.

Q.   Why is my vote important?

A. For a quorum to be present at that Meeting, one-third of the outstanding shares of the Fund must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of Fund stockholders representing a majority of the total votes entitled to be cast, with all shares voting as a single class. The Board of Directors of Convertible Fund urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.   How can I vote?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the internet, please take advantage of these voting options. You may also vote in person at the Stockholders' Meeting. If you submitted a proxy by mail, by telephone or on the internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the internet. If you wish to vote on the internet, you must do so by 4:00 p.m. on September 12, 2000. After that time, you must use one of the other voting options.

Q.   Has Convertible Fund retained a proxy solicitation firm?

A. Yes, Convertible Fund has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Meeting. While Convertible Fund expects most proxies to be returned by mail, Convertible Fund may also solicit proxies by telephone, fax, telegraph or personal interview. If you have any questions regarding the proxy material or need assistance in voting your shares, please contact our proxy solicitor, Shareholder Communications Corporation, at 1-800-649-9896.

Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at a Stockholders' Meeting for the necessary quorum or the necessary quorum is present but there are not sufficient votes to approve the proposal by the time of the Stockholders' Meeting on September 13, 2000, such Stockholders' Meeting may be adjourned to permit further solicitation of proxy votes.

Q.   What is the Board's recommendation?

A. The Board of Directors of Convertible Fund believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.